Exhibit 5.1

October 16, 2017

VIA EMAIL

Kirby Corporation
55 Waugh Drive, Suite 1000
Houston, Texas 77007

Ladies and Gentlemen:

We have acted as special counsel to Kirby Corporation, a Nevada corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (the "Registration Statement”) on the date hereof with the Securities and Exchange Commission relating to the sale of up to 5,696,259 shares (the "Shares") of common stock, par value $0.10 per share, of the Company by the selling stockholders as described in the Registration Statement.

As such counsel, we have examined, among other things, the following: (i) the articles of incorporation of the Company, as amended, as filed with the Secretary of State of the State of Nevada, (ii) the bylaws of the Company, as amended, (iii) certain resolutions of the Board of Directors of the Company, and (iv) such other documents, corporate records, and matters of fact and law as we deemed necessary or appropriate for the purpose of this opinion.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the qualifications, assumptions, and limitations stated herein, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Nevada.

We do not by this letter express any opinion with respect to any other matter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Norton Rose Fulbright US LLP